Exhibit 99.2
2009 RELIV’ INTERNATIONAL, INC. DISTRIBUTOR STOCK PURCHASE PLAN ENROLLMENT FORM

To enroll in the 2009 Distributor Stock Purchase Plan of Reliv' International, Inc. (the "Plan"), please read the Plan, complete this Enrollment Form and return the completed Enrollment Form to Reliv' International, Inc. ("Reliv"') at 136 Chesterfield Industrial Boulevard, P.O. Box 405, Chesterfield, Missouri 63005.

SECTION I –Participant Information

Please print the information requested below. For your permanent home address, please enter the street address of the location you consider your permanent and primary residence. Do not enter a mailing address, Post Office Box number or temporary address.

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER ___________________________________
                                                             I hereby warrant, under penalty of perjury, that the number provided above is correct.

Distributor Identification Number __________________________________________________

Name(s)

Permanent Home Address

City	State	Zip Code	Country of Citizenship

SECTION II – Direct Deduction Authorization

Please read this section and enter in the first paragraph the amount you want deducted from your paycheck to buy shares of Reliv' International, Inc. Common Stock.

I hereby authorize Reliv' to deduct from my compensation check $__________________.00 or ______________% of my net pay every compensation period to buy shares of Reliv' International, Inc.'s Common Stock through Reliv's 2009 Distributor Stock Purchase Plan.*

I understand that these deductions will begin as soon as possible, and will continue until I instruct Reliv' in writing to change the amount or stop making these deductions.

By signing this form in Section IV, I am certifying that I am at least 18 years old and of legal age in the state of my residence. I also authorize the Plan Administrator to disclose my name, address and the number of any securities I have in my account to the issuers of those securities, under a U.S. Securities and Exchange rule that permits companies to communicate directly with the beneficial owners of their securities who do not object to this disclosure. (If you do not want the Plan Administrator to disclose this information, you may cross out this paragraph.)

* Participant acknowledges that the minimum deduction permitted is $100 per check. A participant may direct that up to 20% of each check (but subject to the aggregate limits contained in the Plan) may be withheld. All percentage deductions made for contributions to the Plan shall be rounded to the nearest whole dollar amount.

SECTION III – Authorization of Administrator

I hereby appoint American Stock Transfer & Trust Company ("Plan Administrator") as my Agent under the terms and conditions of the Plan, as described in the Plan which accompanied this form, to receive cash payments and apply them to the purchase of shares of Reliv' International, Inc. Common Stock as set forth in the Plan.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

Account Information
I.	SINGLE/JOINT: Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable law or otherwise indicated. Only one Social Security Number is required.

2.
CUSTODIAL: A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift Transfer to Minors Act in the minor's State of residence.

3.	TRUST: Account is established in accordance with the provisions of a trust agreement.

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE):

☐ SINGLE/JOINT ACCOUNT	☐ CUSTODIAL ACCOUNT	☐ TRUST ACCOUNT

Name	Custodian's Name	Trust Name or Beneficiary

Joint Owner (if any)	Minor's Name	Trustee Name

Joint Owner (if any)	Minor's State of Residence	Date of Trust

SECTION IV – W9 Certification and Account Agreement

Complete and sign this section if you are a U.S. resident or citizen subject to U.S. income taxes.

Under penalties of perjury, I hereby certify (a) that the number set forth in Section I is my correct Social Security Number; and (b) that I am not subject to backup withholding either because I have not been informed by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all my interest or dividends, or because the IRS has notified me that I am no longer subject to backup withholding.

(Instruction: You must cross out the language in clause (b) if you have been notified by the IRS that you are subject to backup withholding due to under reporting of interest or dividends, and you have not received a notice from the IRS that backup withholding is no longer required.)

By signing below, I also confirm that I have received, read and agree to the terms and conditions of the Plan.

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	Signature	Today's Date